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INVESCO FUNDS

INVESCO FUNDS GROUP, INC
7800 E. Union Ave.
Denver, Colorado  80237


                        INVESCO INTERNATIONAL GROWTH FUND
                        INVESCO INTERNATIONAL FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  May 20, 1999

         This proxy is being solicited on behalf of the Board of Directors of INVESCO International Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO International Growth Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.

         TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

             [X]         KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESCO INTERNATIONAL GROWTH FUND

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Vote on Directors                                       FOR      WITHHOLD    FOR ALL
                                                        ALL         ALL      EXCEPT
3.   Election of the Company's Board of Directors:      [ ]         [ ]        [ ]         To withhold authority
     (1) Charles W. Brady; (2) Fred A. Deering; (3)                                        to vote, mark "For All
     Mark H. Williamson; (4) Dr. Victor L. Andrews;                                        Except" and write the
     (5) Bob R. Baker; (6) Lawrence H. Budner;                                             nominee's number on the
     (7) Dr. Wendy Lee Gramm; (8) Kenneth T. King;                                         line below.
     (9) John W. McIntyre; and (10) Dr. Larry Soll
                                                                                           -----------------------


Vote On Proposals                                                                FOR         AGAINST       ABSTAIN

1.   Approval of a Plan of Reorganization and                                    [ ]           [ ]            [ ]
     Termination under which INVESCO International
     Blue Chip Fund ("Blue Chip"), another series
     of INVESCO International Funds, Inc. would
     acquire all of the assets of the Fund in
     exchange solely for shares of Blue Chip Fund
     and the assumption by Blue Chip Fund of all
     of the Fund's liabilities, followed by the
     distribution of those shares to the
     shareholders of the Fund, all as described in
     the accompanying Prospectus/Proxy Statement;

                                                                                 FOR         AGAINST       ABSTAIN
                                                                                 ALL           ALL            ALL
2.   Approval of changes to the fundamental                                      [ ]           [ ]            [ ]
     investment restrictions

[ ] To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X" IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment restriction or restrictions you do not want to change on the line on the reverse side. IF
     YOU CHOOSE TO VOTE DIFFERENTLY ON INDIVIDUAL
     RESTRICTIONS, YOU MUST MAIL IN YOUR PROXY
     CARD. IF YOU CHOOSE TO VOTE THE SAME ON ALL
     RESTRICTIONS PERTAINING TO YOUR FUND,
     TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

                                                                                 FOR         AGAINST       ABSTAIN
4.   Ratification of the selection of PricewaterhouseCoopers                     [ ]           [ ]            [ ]
     LLP as the Company's Independent Public Accountants;

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Signature [Please sign within this box]       Date


--------------------------------------------  ----------------------------------
Signature (Joint Owners)                      Date


[Back]

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                              KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To vote against the proposed changes to
one or more of the specific fundamental
investment restrictions, indicate the
letter(s) (as set forth in the proxy
statement) of the investment restriction
or restrictions you do not want to change
on the line at the right. IF YOU CHOOSE
TO VOTE DIFFERENTLY ON INDIVIDUAL
RESTRICTIONS, YOU MUST MAIL IN YOUR
PROXY CARD. IF YOU CHOOSE TO VOTE THE
SAME ON ALL RESTRICTIONS PERTAINING TO
YOUR FUND, TELEPHONE AND INTERNET VOTING
ARE AVAILABLE.                               2.   ______________________________